TSX:IN NASDAQ:INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Licenses MiDROPS® Delivery Technology from EyeCRO for the
Delivery of Therapeutic Cannabinoids

- Initial application with INM-088 to treat ocular disease -

Vancouver, BC – December 3, 2020 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (NASDAQ:INM; TSX:IN), a clinical-stage pharmaceutical company developing medications targeting diseases with high unmet medical need and leading the way in the clinical development of cannabinol (“CBN”), today announced that it has secured an exclusive, worldwide license from EyeCRO LLC for its Microemulsion Drug Ocular Penetration System (“MiDROPS®”) eyedrop delivery technology targeting effective, topical administration of cannabinoids to the eye.

EyeCRO is a leading contract research organization committed to driving ophthalmic research and development forward to advance new vision saving treatments. MiDROPS® was developed by EyeCRO as a proprietary platform technology designed to effectively deliver lipophilic molecules to both the anterior and posterior segments of the eye by means of a stable and comfortable eyedrop formulation. InMed has already completed preliminary investigation demonstrating simplicity superiority and effectiveness of MiDROPS® to deliver sustained levels of CBN to the eye, as compared to other formulations, as part of its INM-088 program for the prospective treatment of ocular diseases, including glaucoma.

The licensing agreement with EyeCRO grants InMed an exclusive, worldwide license to develop and commercialize prospective therapeutic formulations combining MiDROPS® with any and all cannabinoid molecules. EyeCRO will receive consideration in the form of scheduled payments upon the achievement of certain clinical, regulatory and commercial milestones, with such scheduled payments to be made in cash and a nominal amount of securities of InMed which are subject to the approval of the TSX. In addition, EyeCRO stands to receive a low, single digit royalty on any commercial sales of InMed therapeutic products incorporating MiDROPS®. The agreement considers and protects each company’s respective intellectual property and patent rights and defines specific provisions for consideration of any new intellectual property that may arise through future development.

With this licensing agreement in place, InMed anticipates initiation of IND-enabling toxicology studies with INM-088, incorporating MiDROPS®, in 2021.

About InMed: InMed Pharmaceuticals is a clinical-stage pharmaceutical company developing a pipeline of cannabinoid-based medications, initially focused on the therapeutic benefits of cannabinol (CBN) in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines. For more information, visit www.inmedpharma.com.

About EyeCRO: EyeCRO is an ophthalmic contract research organization that helps companies advance development of vision-saving therapeutics. The Company offers a number of preclinical models as well as formulation services using the innovative and patented MiDROPS® platform. For more information, visit www.EyeCRO.com.

About Microemulsion Drug Ocular Penetration System (“MiDROPS®”): The MiDROPS® platform utilizes self-assembling isotropic microemulsions to prepare suitable ophthalmic preparations for topical instillation onto the eye. This technology allows for the formulation of insoluble and /lipophilic molecules without modification so they can be delivered in their most potent form to tissues in the front and back of the eye.

About INM-088: InMed is developing INM-088 as a cannabinol (CBN) eye drop formulation targeting reduction of the intraocular pressure associated with glaucoma as well as being designed to serve as a neuroprotectant to the retinal ganglion cells (RGC) and the optic nerve.

About Cannabinol (“CBN”): CBN is a rare cannabinoid with unique physiological properties that may result in distinct therapeutic and safety characteristics relative to the more commonly known cannabinoids tetrahydrocannabinol (THC) and cannabidiol (CBD). CBN occurs naturally in the cannabis plant, but typically only in trace quantities. InMed Pharmaceuticals is exploring the therapeutic potential of CBN in diseases with high unmet medical needs.

About Glaucoma: Glaucoma is a group of eye conditions characterized by abnormally high pressure in the eye, which can damage the membranes of the retina and the head of the optic nerve, leading to blindness. Glaucoma is the second leading cause of blindness worldwide and can occur at any age but is more common in older adults. As of 2010, there were 44.7 million people in the world with ‘open angle’ glaucoma, the most common form of the disease, of which 2.8 million were in the United States. By the end of 2020, the prevalence is projected to increase to 80 million worldwide with 3.4 million the United States.

Investor Contact:

InMed Pharmaceuticals Inc.

Brendan Payne, Director – Investor Relations

T: +1.604.669.7207

E: info@inmedpharma.com

Edison Advisors for InMed Pharmaceuticals

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.760.0321

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: payment of consideration and royalties to EyeCRO; achievement of clinical, regulatory and commercial milestones; anticipated initiation of IND-enabling toxicology studies with INM-088 and the timing thereof; protection of intellectual property rights under the licensing agreement; and the receipt of approval from the TSX.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: InMed will be able to make the payments contemplated in the licensing agreement; InMed will receive TSX approval; clinical, regulatory and commercial milestones will be achieved and will benefit InMed; InMed will be able to incorporate MiDROPS® technology into its products as anticipated; intellectual property rights will be protected; demand for InMed's products; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: the outbreak and impact of COVID-19 may worsen; toxicology studies may not produce the desired results on a timely basis, or at all; TSX approval may not be received on a timely basis, or at all; the incorporation of MiDROPS® may not be possible or may not be commercially viable; regulatory applications and reporting results may not be approved on a timely basis, or at all; the licensing agreement may not protect intellectual property rights as anticipated; and cannabis licensing/importing issues may delay our projected development timelines. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed’s most recent Annual Information Form and other continuous disclosure filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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